UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 12, 2022
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The Oncology Institute, Inc.
(Exact name of registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation or organization)	001-39248 (Commission File Number)	84-3562323 (I.R.S. Employer Identification Number)
18000 Studebaker Rd, Suite 800 Cerritos, California 90703
(Address of principal executive offices and zip code)
(562) 735-3226
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.0001	TOI	The Nasdaq Stock Market LLC
Redeemable warrants, each whole warrant exercisable for one share of Common stock, each at an exercise price of $11.50 per share	TOIIW	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01    Other Events.

On May 11, 2022, the Board of Directors of The Oncology Institute, Inc. (the “Company”) approved a share repurchase program with authorization to purchase up to $20 million of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), through the expiration of the program on December 31, 2022.

The Company may repurchase shares from time to time through open market purchases, in privately negotiated transactions or by other means, including through the use of trading plans intended to qualify under Rule 10b5-1, under the Securities Exchange Act of 1934, as amended. The actual timing and amount of future repurchases are subject to business and market conditions, corporate and regulatory requirements, stock price, acquisition opportunities and other factors. The share repurchase program does not obligate the Company to acquire any particular amount of Common Stock, and the program may be suspended or terminated at any time by the Company at its discretion without prior notice.

Shares repurchased by the Company pursuant to the share repurchase program shall be returned to the status of authorized but unissued shares of Common Stock.

On May 11, 2022, the Company agreed to repurchase an aggregate of 1,900,000 shares of its Common Stock at a price of $6.00 per share from affiliates of Dr. Richy Agajanian and his spouse in a privately-negotiated transaction (the “Private Repurchase”). Dr. Agajanian was the founder of the Company’s predecessor and is the beneficial owner of more than 10% of the Company’s Common Stock. Under the terms of the related agreements, the Company may assign its obligation to purchase such shares to a third party, provided that the Private Repurchase occurs on or before June 10, 2022. In connection with the Private Repurchase, Dr. Agajanian, his spouse and their affiliates have agreed not to transfer or sell any Company securities currently owned by them prior to November 12, 2022, subject to certain customary exceptions.

To the extent that the Company completes the Private Repurchase, it will reduce the amount of shares available for purchase pursuant to the share repurchase program described above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 12, 2022

The Oncology Institute, Inc.

By:	/s/ Mark Hueppelsheuser
Name:	Mark Hueppelsheuser
Title:	General Counsel